EXHIBIT 99.1

April 26, 2007

Dow Reports First Quarter Results

Record First Quarter Sales and Solid Earnings

Underscore Strength of Company’s Integrated and Diverse Portfolio

First Quarter of 2007 Highlights

•      Sales for the three months ended March 31, 2007 set a new first quarter record for the Company, rising 3 percent from the same period last year to $12.4 billion, with strong underlying volume and solid price increases across most businesses.

•      Double-digit sales improvements in Europe, Asia Pacific and Latin America more than offset continued weakness in North America, particularly in the housing and automotive sectors.

•      Earnings were $1.00 per share, down from $1.24 in the same period last year. The fall was principally due to a decline in licensing revenues from extremely high levels a year ago.

•      Equity earnings for the quarter were $274 million, an increase of more than 60 percent compared with the first quarter of 2006, reflecting the value of the Company’s asset light strategy.

Comment

Andrew N. Liveris, Dow’s chairman and chief executive officer, stated:

“We have spoken a great deal recently about the power of Dow’s integration and diversification — and these results amplify those words. Our geographic balance meant that robust sales in Europe, Asia Pacific and Latin America more than offset continued weakness in North America; strong growth in many of our Performance businesses and in Basic Plastics countered a downturn in Basic Chemicals; our joint ventures contributed another quarter of excellent earnings; and we continued to strengthen our position in several key industries through our market-facing business model.”

	3 Months Ended March 31
(In millions, except for per share amounts)	2007	2006
Net Sales	$12,432	$12,020
Net Income	$973	$1,214
Earnings per Common Share	$1.00	$1.24

Review of First Quarter Results

The Dow Chemical Company (NYSE: DOW) reported sales of $12.4 billion for the first quarter of 2007, 3 percent higher than in the same period last year, and a new first quarter record.

Year over year, volume was up 1 percent, with solid gains across most businesses. Asia Pacific, Latin America and Europe all reported good demand growth — with volume increases of 13 percent, 8 percent and 7 percent, respectively — more than offsetting an 8 percent decline in North America. Price edged 2 percent higher, with healthy gains across most of the Company’s Performance businesses and in Basic Plastics, dampened by lower prices in Basic Chemicals.

Net income for the quarter was $973 million, down from $1.2 billion in the same period of 2006, which included significant licensing revenue within the Performance Plastics segment. Earnings per share were $1.00, compared with $1.24 a year ago. The fall was principally due to a decline in licensing revenues from extremely high levels a year ago.

Early in the quarter, the Company benefited from a temporary lull in the rising cost of purchased feedstocks and energy, resulting in a year-over-year decline of 2 percent compared with the same period in 2006, allowing some margin restoration.  Equity earnings were again strong as the Company’s asset light strategy — focused on creating long-term competitive advantage through joint ventures — continued its trend of recent times, contributing $274 million in the quarter, more than 60 percent higher than the same period a year ago. This reflects very strong results at Dow Corning, Siam Polyethylene and Univation Technologies, and the absence of maintenance turnarounds at the EQUATE and OPTIMAL joint ventures.

“Our results this quarter were strong and encouraging … with record first quarter sales; solid demand across most businesses and in every geography outside North America; the foundation for price momentum in many of our businesses; and earnings that again underscore the strength of our strategic agenda,” said Andrew N. Liveris, Dow’s chairman and chief executive officer.

“We have spoken a great deal recently about the power of Dow’s integration and diversification — and these results amplify those words. Our geographic balance meant that robust sales in Europe, Asia Pacific and Latin America more than offset continued weakness in North America; strong growth in many of our Performance businesses and in Basic Plastics countered a downturn in Basic Chemicals; our joint ventures contributed another quarter of excellent earnings; and we continued to strengthen our position in several key industries through our market-facing business model,” he said.

Performance Plastics

In the Performance Plastics segment, sales for the first quarter were $3.5 billion, up 1 percent from the same period in 2006, with significant strength in Europe, Asia Pacific and Latin America more than offsetting a sharp decline in North America. Price rose 6 percent from a year ago while volume declined 5 percent, reflecting particular weakness in the U.S. housing and automotive sectors and lower licensing revenue. Dow Epoxy had another outstanding quarter, with strong demand growth and solid price increases in every geographic region. Product differentiation spurred strong demand in higher value applications, particularly in coatings and civil engineering, with continued strength in the wind energy sector. Polyurethanes and Polyurethane Systems also saw robust increases in price and volume in all regions outside North America, with strong industry fundamentals in adhesives, sealants and elastomers and healthy demand for industrial refrigeration applications. Specialty Plastics and Elastomers achieved record quarterly sales, with particular strength in Wire and Cable driven by demand for fiber optic internet connections and high voltage power distribution applications.  Performance Elastomers and Plastomers also saw significant volume growth, with healthy gains in both ENGAGE™ elastomers and VERSIFY™ elastomers and plastomers. Equity earnings for the Performance Plastics segment increased compared with the same period last year, largely reflecting improved results at Univation. First quarter EBIT(1) for the Performance Plastics segment was $441 million, compared with $726 million in the first quarter of 2006.

Performance Chemicals

Sales in Performance Chemicals rose to $2.0 billion for the first quarter of 2007, 6 percent higher than the same period last year. Volume increased 3 percent, with strong demand in the Designed Polymers and Specialty Chemicals businesses more than offsetting a decline in Dow Latex, where the business focused on effective price/volume management and faced continued softness in coated paper applications. Price was also up 3 percent compared with the first quarter of 2006, with increases across most businesses.  Within Designed Polymers, Dow Water Solutions saw revenues increase by more than 30 percent compared with the first quarter last year, reflecting solid demand for ion exchange resins in industrial water treatment and water remediation applications, and the acquisition of Zhejiang Omex Environmental Engineering last July. The business continues to see strong sales of Omex systems within China and Omex components in other geographic regions. Specialty Chemicals saw volume improvements in all regions, with very strong growth in Asia Pacific and good demand from the agricultural chemicals sector and the electronic manufacturing industry. Equity earnings in the Performance Chemicals segment rose by more than 50 percent compared with the same quarter in 2006, with notable improvements at both Dow Corning and OPTIMAL.  Performance Chemicals reported EBIT of $312 million for the first quarter of 2007, up from $301 million a year ago.

Agricultural Sciences

Agricultural Sciences posted record quarterly sales of $1.0 billion, 8 percent higher than the same period in 2006. This improvement was driven by volume, which increased 7 percent, as mild weather in Europe accelerated the planting season, resulting in very strong sales of high value cereal herbicides. Sales of sunflower seeds increased significantly compared with the first quarter of 2006 due to increased demand for heart healthy oil in Mexico and the United States. Rising soybean prices improved economic conditions for farmers in Latin America, spurring stronger sales of herbicide and insecticide products in Brazil and Argentina. First quarter EBIT for Agricultural Sciences increased from $216 million in 2006 to $282 million in 2007.

Basic Plastics

Basic Plastics sales rose 3 percent in the first quarter, from $2.8 billion in 2006 to $2.9 billion in 2007.  Price was up 1 percent and volume increased 2 percent, despite the impact of plant shutdowns in Canada and the sale of the Company’s Safripol business in South Africa in the fourth quarter of 2006. Polyethylene, in particular, had a strong quarter, with solid volume gains across all geographic regions and positive price momentum moving through the quarter, reflecting healthy industry fundamentals.

Polystyrene reported higher prices across all geographic regions, restoring a portion of the margin that had been lost to escalating raw material costs. The business also saw strong demand in both Europe and Asia Pacific and improved volume in Latin America. Equity earnings in the first quarter increased significantly from the same period in 2006, reflecting higher contributions from both Siam Polyethylene and EQUATE. First quarter EBIT for the Basic Plastics segment was $527 million, 11 percent higher than $476 million in the same period last year.

Basic Chemicals

First quarter sales in the Basic Chemicals segment declined 7 percent in 2007 compared with a year ago, from $1.4 billion to $1.3 billion. Price fell 4 percent, while volume declined 3 percent, as improved demand in Europe and Latin America failed to offset a marked decline in North America, which was due in part to the shutdown of the Company’s chlor-vinyl facilities in Canada in October last year. Vinyl chloride monomer demand increased slightly, but margins were severely compressed as inventory corrections throughout the PVC industry at the end of 2006 triggered significantly lower prices. Caustic soda reported a sharp fall in price compared with the year ago quarter, when prices spiked due to the lingering effects of the U.S. Gulf Coast hurricanes. Solvents and Intermediates saw significant improvements in both price and volume with strength across all geographic regions outside the United States, reflecting solid demand for coating applications. In Ethylene Oxide / Ethylene Glycol, price improved compared with the same quarter of 2006, but volume declined, reflecting the restructuring of certain supply agreements within the business. Compared with the same period a year ago, equity earnings increased substantially in the first quarter of 2007 compared with the same period a year ago, due to a strong performance and the absence of turnarounds at OPTIMAL and EQUATE.  Basic Chemicals reported EBIT for the first quarter of $134 million, down 13 percent from $154 million in the first quarter of last year.

Outlook

Commenting on the Company’s outlook, Liveris said: “We expect solid global demand to continue through 2007, although North America will likely be slower than in 2006.

“While there was a temporary pause in feedstock and energy cost increases at the start of the year, we saw a sharp change in direction mid-way through the quarter and expect second quarter costs to be higher than the same period last year. That said, strong demand and good pricing momentum has continued through April - reinforcing our view that 2007 will be another solid year for the Company, and that our strategy will continue to maximize shareholder value for the long term.”

(1)     Earnings before interest, income taxes and minority interests (“EBIT”). A reconciliation of EBIT to “Net Income Available for Common Stockholders” is provided following the Operating Segments table.

®TM Trademark of The Dow Chemical Company or an affiliated company of Dow

Up-coming webcasts

•                  Dow will host a live webcast of its first quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 10:00 a.m. EDT on www.dow.com.

•                  Dow will host a live webcast of its Annual Meeting of Stockholders on Thursday, May 10, 2007, at 10.00 a.m. EDT on www.dow.com.

About Dow

Dow is a diversified chemical company that harnesses the power of innovation, science and technology to constantly improve what is essential to human progress. The Company offers a broad range of products and services to customers in 180 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $49 billion and employs 43,000 people worldwide. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Note:  The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Financial Statements (Note A)

The Dow Chemical Company and Subsidiaries

Consolidated Statements of Income

	Three Months Ended
In millions, except per share amounts (Unaudited)	March 31, 2007	March 31, 2006
Net Sales	$12,432	$12,020
Cost of sales	10,605	9,803
Research and development expenses	302	278
Selling, general and administrative expenses	418	388
Amortization of intangibles	11	12
Equity in earnings of nonconsolidated affiliates	274	168
Sundry income - net	69	30
Interest income	40	42
Interest expense and amortization of debt discount	146	156
Income before Income Taxes and Minority Interests	1,333	1,623
Provision for income taxes	335	384
Minority interests’ share in income	25	25
Net Income Available for Common Stockholders	$973	$1,214
Share Data
Earnings per common share - basic	$1.01	$1.25
Earnings per common share - diluted	$1.00	$1.24
Common stock dividends declared per share of common stock	$0.375	$0.375
Weighted-average common shares outstanding - basic	963.2	967.9
Weighted-average common shares outstanding - diluted	975.9	980.7
Depreciation	$466	$455
Capital Expenditures	$330	$291

Notes to the Consolidated Financial Statements:

Note A:

The audited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Except as otherwise indicated by the context, the terms “Company” and “Dow” as used herein mean The Dow Chemical Company and its consolidated subsidiaries.

The Dow Chemical Company and Subsidiaries

Consolidated Balance Sheets

In millions (Unaudited)	March 31, 2007	Dec. 31, 2006
Assets
Current Assets
Cash and cash equivalents	$2,377	$2,757
Marketable securities and interest-bearing deposits	188	153
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables - 2007: $117; 2006: $122)	5,668	4,988
Other	3,107	3,060
Inventories	6,106	6,058
Deferred income tax assets - current	378	193
Total current assets	17,824	17,209
Investments
Investment in nonconsolidated affiliates	2,800	2,735
Other investments	2,154	2,143
Noncurrent receivables	265	288
Total investments	5,219	5,166
Property
Property	44,818	44,381
Less accumulated depreciation	31,174	30,659
Net property	13,644	13,722
Other Assets
Goodwill	3,250	3,242
Other intangible assets (net of accumulated amortization - 2007: $644; 2006: $620)	457	457
Deferred income tax assets - noncurrent	3,779	4,006
Asbestos-related insurance receivables - noncurrent	725	725
Deferred charges and other assets	1,132	1,054
Total other assets	9,343	9,484
Total Assets	$46,030	$45,581

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable	$307	$219
Long-term debt due within one year	1,367	1,291
Accounts payable:
Trade	3,701	3,825
Other	1,701	1,849
Income taxes payable	1,030	569
Deferred income tax liabilities - current	234	251
Dividends payable	361	382
Accrued and other current liabilities	2,204	2,215
Total current liabilities	10,905	10,601
Long-Term Debt	7,975	8,036
Other Noncurrent Liabilities
Deferred income tax liabilities - noncurrent	1,000	999
Pension and other postretirement benefits - noncurrent	3,100	3,094
Asbestos-related liabilities - noncurrent	1,063	1,079
Other noncurrent obligations	3,284	3,342
Total other noncurrent liabilities	8,447	8,514
Minority Interest in Subsidiaries	378	365
Preferred Securities of Subsidiaries	1,000	1,000
Stockholders’ Equity
Common stock	2,453	2,453
Additional paid-in capital	859	830
Retained earnings (includes cumulative effect of adopting FIN No. 48 of $(290))	17,306	16,987
Accumulated other comprehensive loss	(2,088)	(2,235)
Treasury stock at cost	(1,205)	(970)
Net stockholders’ equity	17,325	17,065
Total Liabilities and Stockholders’ Equity	$46,030	$45,581

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries

Operating Segments

	Three Months Ended
In millions (Unaudited)	March 31, 2007	March 31, 2006
Sales by operating segment
Performance Plastics	$3,529	$3,493
Performance Chemicals	2,002	1,886
Agricultural Sciences	1,036	961
Basic Plastics	2,894	2,797
Basic Chemicals	1,271	1,368
Hydrocarbons and Energy	1,612	1,420
Unallocated and Other	88	95
Total	$12,432	$12,020
EBIT (1) by operating segment
Performance Plastics	$441	$726
Performance Chemicals	312	301
Agricultural Sciences	282	216
Basic Plastics	527	476
Basic Chemicals	134	154
Hydrocarbons and Energy	—	(2)
Unallocated and Other	(257)	(134)
Total	$1,439	$1,737
Equity in earnings (losses) of nonconsolidated affiliates by operating segment (included in EBIT)
Performance Plastics	$26	$21
Performance Chemicals	105	69
Basic Plastics	54	26
Basic Chemicals	75	28
Hydrocarbons and Energy	15	22
Unallocated and Other	(1)	2
Total	$274	$168

(1)

The Company uses EBIT (which Dow defines as earnings before interest, income taxes and minority interests) as its measure of profit/loss for segment reporting purposes. EBIT includes all operating items related to the businesses and excludes items that principally apply to the Company as a whole. A reconciliation of EBIT to “Net Income Available for Common Stockholders” is provided below:

	Three Months Ended
	March 31, 2007	March 31, 2006
EBIT	$1,439	$1,737
+ Interest income	40	42
– Interest expense and amortization of debt discount	146	156
– Provision for income taxes	335	384
– Minority interests’ share in income	25	25
Net Income Available for Common Stockholders	$973	$1,214

Sales Volume and Price by Operating Segment

	Three Months Ended March 31, 2007
Percentage change from prior year	Volume	Price	Total
Operating segments
Performance Plastics	(5)%	(6)%	1%
Performance Chemicals	3%	3%	6%
Agricultural Sciences	7%	1%	8%
Basic Plastics	2%	1%	3%
Basic Chemicals	(3)%	(4)%	(7)%
Hydrocarbons and Energy	8%	6%	14%
Total	1%	2%	3%

The Dow Chemical Company and Subsidiaries

Sales by Geographic Area

	Three Months Ended
In millions (Unaudited)	March 31, 2007	March 31, 2006
Sales by geographic area
United States	$4,109	$4,735
Europe	5,013	4,247
Rest of World	3,310	3,038
Total	$12,432	$12,020

Sales Volume and Price by Geographic Area

	Three Months Ended March 31, 2007
Percentage change from prior year	Volume	Price	Total
Geographic areas
United States	(7)%	(6)%	(13)%
Europe	7%	11%	18%
Rest of World	6%	3%	9%
Total	1%	2%	3%